                              AMENDMENT NUMBER 2 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

         Pursuant to the Transfer Agency and Service Agreement between The Hartford Mutual Funds, Inc. and Hartford Administrative Services Company dated as of November 1, 2001, The Hartford Equity Income Fund is hereby included as a new Fund in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to The Hartford Equity Income Fund.

                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:
                                    The Hartford Equity Income Fund

                                    By:_________________________________________
                                    HARTFORD ADMINISTRATIVE SERVICES COMPANY

                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________

Effective Date: _____________________________